AMENDMENT NO. 1

TO

CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to Convertible Promissory Note (this "Amendment"), dated as of December 24th, 2019 (the "Effective Date"), is entered into by and between iQSTEL Inc., a Nevada corporation (the "Company"), and Apollo Management Group, Inc (the "Holder").

RECITALS

WHEREAS, the Holder is the owner of that certain Convertible Promissory Note in the principal amount of $38,500.00, with an Issue date of May 13th, 2019 issued by the Company to BHP CAPITAL NY INC. (the "Original Note");

WHEREAS, Section 4.3 of the Original Note provides that the provisions of the Original Note may only be amended by an instrument in writing signed by the Company and the holder of the Original Note;

WHEREAS, the Company and the Holder desire to amend the Original Note to change the "Variable Conversion Price."

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Capitalized Terms. Except as may be expressly provided herein, all capitalized terms used herein shall have the meanings assigned to them in the Original Note.

2. Amendment to Section 1.2(a). The parties desire to change the Variable Conversion Price set forth in the Original Note, and as such, the second sentence in Section 1.2(a) of the Original Note is hereby amended and shall read in its entirety as follows:

   The "Variable Conversion Price" shall equal the lesser of (i) 40% multiplied by the lowest Trading Price (as defined below) during the previous thirty (30) Trading Days (as defined below) before the Issue Date of this Note (representing a discount rate of 60%) or (ii) 40% multiplied by the Market Price (as defined herein) (representing a discount rate of 60%).

3. Conforming Changes. All provisions in the Original Note and any amendments, attachments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

4. Full Force and Effect. All other terms of the Original Note are not amended hereby and shall remain in full force and effect, except as otherwise set forth in this Amendment. The parties hereby ratify and confirm the terms and conditions of the Original Note, as supplemented and amended by this Amendment.

5. Recitals. The Recitals above are true and correct and are hereby incorporated by reference.

6. Applicable law. The substantive laws of the applicable state, as well as terms regarding forum and jurisdiction, as originally provided in the Original Note shall govern the construction of this Amendment and the rights and remedies of the parties hereto.

7. Counterparts. This Amendment may be executed in counterparts (including by means of facsimile or electronic transmission), each of which shall be deemed an original but all of which, when taken together, will constitute one and the same agreement.

*** Signature Page Follows ***

IN WITNESS WHEREOF, the Company and the Holder have made and executed this Amendment effective as of the Effective Date.

COMPANY:

IQSTEL INC.

By: ______________________________
Name: Leandro Iglesias
Title: CEO

HOLDER:

APOLLO MANAGEMENT GROUP, INC

By: ______________________________
Name: Yohan Naraine
Title: President

December 24th 2019.

Ladies and Gentlemen:

IQSTEL, INC , a Nevada corporation (the "Company") and Apollo Management Group, Inc (the "Investor") have entered into an amendment of a Convertible Promissory Note (the "**Amendment**") in the Original principal amount of 38,500.00, with an Issue date of May 13th, 2019 originally Issued to BHP CAPITAL NY INC..

I, the undersigned Chief Executive Officer of the Company, hereby represent and certify that:

1. No additional Consideration has been given by Apollo Management Group, Inc to IQSTEL, INC. Regarding the referenced Assignment or amendment to the Above referenced Note and amendment.

Sincerely,

By: ____________________
Name: Leandro Iglesias
Its: CEO